UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 21, 2005

WASHINGTON TRUST BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Rhode Island	0-13091	05-0404671

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance and achievements of Washington Trust Bancorp, Inc. (“Washington Trust”) to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements. Additional information concerning these risks and uncertainties is contained in Washington Trust’s press release filed as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated herein by reference. Washington Trust disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2005, Washington Trust announced it had signed a definitive agreement (the “Agreement”) to acquire Weston Financial Group, Inc. (“Weston”). Located in Wellesley, Massachusetts, Weston is a registered investment advisor with approximately $1.2 billion of client assets under management. Weston has expertise in retirement planning, estate planning, investment management, tax planning and preparation, stock option planning, and insurance analysis. At the closing, Washington Trust will acquire all of the outstanding shares of Weston’s capital stock for $20 million in cash, subject to customary adjustments for the percentage of existing investment advisory client accounts transferred and other matters. In addition, the transaction is structured to provide for the contingent payment of additional amounts based on operating results during a three-year earn-out period ending December 31, 2008 with a guaranteed minimum payout of $6.0 million in cash over the three-year period. Washington Trust expects to finance this transaction primarily through the issuance of trust preferred stock and other sources and does not expect to issue any common stock in connection with the transaction. It is currently anticipated that the acquisition, which is subject to state and federal regulatory approval, approval of the New Century Portfolio’s shareholders and other customary conditions to closing, will most likely be completed in the third quarter of 2005. The Agreement and the press release issued by Washington Trust are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Stock Purchase Agreement, dated March 18, 2005, by and between Washington Trust Bancorp, Inc., Weston Financial Group, Inc., and the shareholders of Weston Financial Group, Inc.

99.1	Press Release issued by Washington Trust Bancorp, Inc., on March 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.

Date: March 21, 2005   By: /s/ John C. Warren
John C. Warren
Chairman and Chief Executive Officer

Exhibit Index

10.1	Stock Purchase Agreement, dated March 18, 2005, by and between Washington Trust Bancorp, Inc., Weston Financial Group, Inc., and the shareholders of Weston Financial Group, Inc.

99.1	Press Release issued by Washington Trust Bancorp, Inc., on March 21, 2005